Exhibit 99.1

SYNNEX Corporation Completes Securitization Renewal

Fremont, Calif., - May 28, 2020 - SYNNEX Corporation (NYSE: SNX), a leading business process services company, today announced the successful renewal of its U.S. accounts receivable securitization facility.

The program totals $650 million and currently has no outstanding borrowings.

“We believe this successful securitization renewal is a testament to the high-quality of assets in our portfolio, and the continued confidence and commitment from our banking partners,” said Marshall Witt, SYNNEX CFO. “This new agreement demonstrates our ability to effectively access the capital markets in this current environment and further supports our liquidity and balance sheet strength.”

About SYNNEX

SYNNEX Corporation (NYSE: SNX) is a Fortune 200 corporation and a leading business process services company, providing a comprehensive range of distribution, logistics and integration services for the technology industry and providing outsourced services focused on customer engagement to a broad range of enterprises.  SYNNEX distributes a broad range of information technology systems and products, and also provides systems design and integration solutions. Founded in 1980, SYNNEX Corporation operates in numerous countries throughout North and South America, Asia-Pacific and Europe. Additional information about SYNNEX may be found online at synnex.com.

About Concentrix

Concentrix, a wholly-owned subsidiary of SYNNEX Corporation (NYSE: SNX), is a technology-enabled global business services company specializing in customer engagement and improving business performance for some of the world’s best brands. Every day, from more than 40 countries and across 6 continents, our staff delivers next generation customer experience and helps companies better connect with their customers. We create better business outcomes and help differentiate our clients through technology, design, data, process, and people. Concentrix provides services to clients in five primary industry verticals: technology and consumer electronics; communications and media banking; retail, travel and ecommerce; banking, financial services and insurance; and healthcare. We are Different by Design. Visit concentrix.com to learn more.

Safe Harbor Statement

Statements in this news release regarding SYNNEX Corporation that are not historical facts are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may be identified by terms such as believe, foresee, expect, may, will, provide, could and should and the negative of these terms or other similar expressions. These statements, including statements regarding our asset composition, capital markets accessibility, liquidity, and balance sheet, are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in the forward-looking statements. These risks and uncertainties include, but are not limited to, the impact of COVID-19 or coronavirus pandemic and related responses, general economic and market conditions, and other risks and uncertainties detailed in our Form 10-K for the fiscal year ended November 30, 2019 and subsequent SEC filings. Statements included in this press release are based upon information known to SYNNEX Corporation as of the date of this release, and SYNNEX Corporation does not intend to update information contained in this press release, except as required by law.

Copyright 2020 SYNNEX Corporation. All rights reserved. SYNNEX, the SYNNEX Logo, CONCENTRIX, and all other SYNNEX company, product and services names and slogans are trademarks or registered trademarks of SYNNEX Corporation. SYNNEX, the SYNNEX Logo, and CONCENTRIX Reg. U.S. Pat. & Tm. Off. DIFFERENT BY DESIGN is a trademark or registered trademark of Concentrix Corporation. Other names and marks are the property of their respective owners.

Investor Contact:

Mary Lai

Investor Relations

SYNNEX Corporation

marylai@synnex.com

(510) 668-8436